Extension of letter of guarantee

Whereas:

Qin Xiushan, as the major shareholder of Hohhot Devotion Boiler LTD, signed a letter of guarantee with Inner Mongolia Yulong Pump Co., Limited. (Attachment 1)

According to the letter of guarantee, Qin Xiushan guaranteed that he, together with other 10 shareholders, will finish the share transfer of Hohhot Devotion Boiler LTD with Inner Mongolia Yulong Pump Co., Limited.

As additional time is required for the share transfer, the two parties agree to extend the date of letter of guarantee to 31st October 2014.

Guarantor: Qin Xiushen

PRC ID: 152621197011065338

Date: